Exhibit 3.47

PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “BURLINGTON COAT FACTORY WAREHOUSE CORPORATION” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTIETH DAY OF APRIL, A.D. 1983, AT 10:30 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-SECOND DAY OF APRIL, A.D. 1983, AT 12:15 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SEVENTH DAY OF APRIL, A.D. 1983, AT 4:15 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SEVENTH DAY OF MARCH, A.D. 1987, AT 9 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTIETH DAY OF APRIL, A.D. 1989, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE THIRTIETH DAY OF APRIL, A.D. 1989.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-THIRD DAY OF MAY, A.D. 1990, AT 9 O’CLOCK A.M.

2007098 8100H	Jeffrey W. Bullock, Secretary of State
110719368	AUTHENTICATION : 8831645
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 06-14-11

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FOURTH DAY OF NOVEMBER, A.D. 1992, AT 3:15 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRTIETH DAY OF MARCH, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE FOURTEENTH DAY OF MAY, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-SEVENTH DAY OF FEBRUARY, A.D. 2003, AT 9 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE THIRTEENTH DAY OF APRIL, A.D. 2006, AT 8:37 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE ELEVENTH DAY OF OCTOBER, A.D. 2006, AT 12:18 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE THIRTIETH DAY OF MAY, A.D. 2008, AT 3:07 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE THIRTIETH DAY OF MAY, A.D. 2008, AT 3:07 O’CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE THIRTEENTH DAY OF MAY, A.D. 2009, AT 8:36 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE

2007098 8100H	Jeffrey W. Bullock, Secretary of State
110719368	AUTHENTICATION : 8831645
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 06-14-11

AFORESAID CORPORATION, “BURLINGTON COAT FACTORY WAREHOUSE CORPORATION”.

2007098 8100H	Jeffrey W. Bullock, Secretary of State
110719368	AUTHENTICATION : 8831645
You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE: 06-14-11

CERTIFICATE OF INCORPORATION

of

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

FIRST: The name of the Corporation is Burlington Coat Factory Warehouse Corporation.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 306 South State Street, in the City of Dover, County of Kent. The name of its registered agent at that address is the United States Corporation Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: I. The total number of shares of stock which the Corporation shall have authority to issue is 55,000,000 shares of which 50,000,000 shares, par value $1.00 per share, shall be of a class designated “Common Stock” and of which 5,000,000 shares, par value $1.00 per share, shall be designated “Preferred Stock.”

II. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock, and, by filing a certificate pursuant to the GCL, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

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A. The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, it so the terms of such voting rights;

D. Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F. Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking fund;

G. The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other

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distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;

H. The right of the shares of that series in she event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

I. Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

III. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

IV. Subject to the provisions of any applicable law, or except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name or the books of the Corporation.

V. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, after payment shall have been made to

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the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

VI. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

VII. The number of authorized shares of any class may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Name	Mailing Address

Nesa E. Hassanein	c/o Skadden, Arps, Slate, Meagher & Flom 919 Third Avenue
New York, New York 10022

SIXTH: I. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and

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any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

II. Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the directors’ power to manage the business and affairs of the Corporation; and no By-Law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH: Whenever a compromise or: arrangement is proposed between the Corporation and its creditors or any class of them and or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may. on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 3 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation

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under the provisions of Section 279 of Title 8 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

NINTH: I. Subject to paragraph III of this Article NINTH, the Corporation shall indemnify any person who was or is a parry or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation (for purposes of this Article NINTH, “Corporation” shall include Burlington Coat Factory Warehouse, a New Jersey corporation), or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided, however, that with respect to any such action, suit or proceeding voluntarily initiated by any such person, indemnification shall be mandatory only if the initiation of such action, suit or proceeding was authorized by a majority of the entire Board of Directors or if such person has been successful on the merits, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea

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of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person, did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

II. Subject to paragraph III of this Article NINTH, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director officer, employee or agent of the Corporation. or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in, view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

III. Any indemnification under this Article NINTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs I and II of this Article NINTH, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum or

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disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

IV. For purposes of any determination under paragraph III of this Article NINTH, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this paragraph IV shall mean any other Incorporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this paragraph IV shall not be deemed to he exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in approaches I and II of this Article NINTH, as the [Illegible]

V. Notwithstanding any contrary determination in the specific case under paragraph III of this Article NINTH, and no understanding the absence of any determination thereunder, any director, officer, employee or agent may apply to and [Illegible] competent jurisdiction in the State of Delaware [Illegible] indemnification to the extent otherwise [Illegible] paragraphs I and II of this Article NINTH [Illegible] of such indemnification by a court shall determined on by such court that

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Indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in paragraphs I and II of this Article NINTH, as the case may be. Notice of any application for indemnification pursuant to this paragraph V shall be given to the Corporation promptly upon the filing of such application.

VI. Expenses incurred in defending or investigating a threatened or pending criminal or civil action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article NINTH.

VII. The indemnification provided by this Article NINTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in paragraphs I and 11 of this Article NINTH shall be made to the fullest extent permitted by law. The provisions of this Article NINTH shall not be deemed to preclude the indemnification of any person who is not specified in paragraphs I and II of this Article NINTH but whom the Corporation has the power or obligation to indemnify under the provisions of the GCL or otherwise. The indemnification provided by this Article NINTH shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

VIII. The Corporation may purchase and maintain insurance on behalf of any person who is or as a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director officer, employee or agent of another corporation, partnership, joint venture, trust or other

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enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article NINTH.

IX. For purposes of this Article NINTH, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article NINTH with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

X. For purposes of this Article NINTH, references to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services, by, such director, officer, employee, or agent with respect to an employee benefit plan its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article NINTH.

TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred

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upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of April, 1983.

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CERTIFICATE OF MERGER

OF

Burlington Coat Factory Warehouse

INTO

Burlington Coat Factory Warehouse Corporation

Pursuant to Section 252(c) of

the General Corporation Law

Burlington Coat Factory Warehouse Corporation, a corporation formed under the laws of the State of Delaware, desiring to merge with Burlington Coat Factory Warehouse, a New Jersey corporation, pursuant to the provisions of Section 252(c) of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST: That the names and states of incorporation of each constituent corporation are:

NAME	STATE OF INCORPORATION

Burlington Coat Factory Warehouse	New Jersey

Burlington Coat Factory Warehouse Corporation	Delaware

SECOND: That an Agreement and Plan of Merger dated as of April 21, 1983 between Burlington Coat Factory Warehouse and Burlington Coat Factory Warehouse Corporation (the “Agreement”) has been approved, certified, executed and acknowledged by each constituent corporation in accordance with Section 252(c) of the General Corporation Law.

THIRD: That the name of the surviving corporation is Burlington Coat Factory Warehouse Corporation.

FOURTH: That the Certificate of Incorporation of Burlington Coat Factory Warehouse Corporation shall be the certificate of incorporation of the surviving corporation.

FIFTH: That an executed copy of the Agreement is on file at the principal place of business of Burlington Coat Factory Warehouse Corporation, Route 130, Burlington, New Jersey 08016 and that a copy of the Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SIXTH: That the authorized capital stock of Burlington Coat Factory Warehouse consists of 2,500 shares of common stock, without par value.

IN WITNESS WHEREOF, said Burlington Coat Factory Warehouse Corporation has caused this Certificate of Merger to be executed by its officers thereunto duly authorized this 22nd day of April, 1983.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

By
Monroe G. Milstein President

ATTEST:

Secretary

2

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

Burlington Coat Factory Warehouse Corporation

In accordance with the provisions of

Section 242 of the General Corporation

Law of the State of Delaware

The undersigned officers of Burlington Coat Factory Warehouse Corporation (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: That the Board of Directors of the Corporation has duly adopted, by unanimous written consent in lieu of a meeting of the Board of Directors, resolutions to amend the Certificate of Incorporation of the Corporation by adding a new Article ELEVENTH which shall be and read in its entirety as follows:

“ELEVENTH: The By-Laws of the Corporation may be amended, altered, changed or repealed, in whole or in part, and any new By-Law adopted, by the affirmative vote of (i) the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon, subject to paragraph II of Article SIXTH of this Certificate of Incorporation, or (ii) a majority of the entire Board of Directors.”

SECOND: That such amendment to the Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon and that written notice of the corporate action has been given to those stockholders of the Corporation who have not so consented in writing, all in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we, the undersigned, do make this Certificate of Amendment, hereby declaring and certifying that this is the act and deed of the Corporation and that the facts herein stated are true, and accordingly have hereunto set our hands this 27th day of April, 1983.

Monroe G. Milstein
President

Attest:

Henrietta Milstein
Secretary

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CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

(Pursuant to Section 242 of the Delaware

General Corporation Law)

IT is hereby certified that:

1. The Certificate of Incorporation of Burlington Coat Factory Warehouse Corporation (the “Corporation”) was filed by the Secretary of State of Delaware on April 20, 1983.

2. The following amendment to the Certificate of Incorporation of the Corporation was duly adopted by at least a majority of the outstanding stock of the Corporation entitled to vote thereon at a meeting duly called and held on March 25, 1987 pursuant to the provisions of Sections 222 and 242 of the Delaware General Corporation Law:

(1) Article NINTH of the Certificate of Incorporation is hereby amended by deleting paragraphs I through VIII, inclusive, thereof and replacing them with the following:

I. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

II. Indemnification and Insurance.

(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation

(for the purposes of this Article NINTH, “Corporation” shall include Burlington Coat Factory Warehouse, a New Jersey corporation) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that; except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Paragraph shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) Right of Claimant to Bring Suit. If a claim under subparagraph (a) of this Paragraph is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Paragraph shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Insurance. the Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

(2) Paragraphs IX and X of Article NINTH are hereby renumbered as Paragraphs III and IV, respectively.

3. The Certificate of Incorporation of the Corporation, so amended, shall remain the Certificate of Incorporation of the Corporation until further changed or amended pursuant to the provisions of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned have hereunto signed their names affirming that the statements made herein are true under the penalties of perjury this 25th day of March, 1987.

Monroe G. Milstein,
Chairman of the Board, Chief Executive Officer and President

Attest:

Henrietta Milstein, Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

of

M.G.M. COMPUTER, INC.

(a New Hampshire corporation)

into

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

(a Delaware corporation)

Pursuant to Section 253 of the

Delaware General Corporation Law

It is hereby certified that:

FIRST: Burlington Coat Factory Warehouse Corporation (the “Corporation”) is incorporated under the laws of the State of Delaware.

SECOND: The Corporation is the owner of all of the outstanding shares of stock of M.G.M. Computer, Inc. (“M.G.M.”) which is incorporated under the laws of the State of New Hampshire.

THIRD: Section 78 of the New Hampshire Business Corporation Act permits the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

FOURTH: The Board of Directors of the Corporation has authorized the merger of its wholly-owned subsidiary M.G.M. with and into the Corporation.

FIFTH: The Corporation shall be the surviving corporation in the merger and the Certificate of Incorporation of Burlington Coat Factory Warehouse Corporation shall be the Certificate of Incorporation of the resulting corporation.

SIXTH: The effective date of the merger shall be April 30, 1989.

1426C

SEVENTH: The following is a copy of the resolutions adopted on March 23, 1989 by the board of directors of the Corporation to merge M.G.M. into the Corporation:

RESOLVED, that the Corporation’s wholly-owned subsidiary, M.G.M. Computer, Inc., a New Hampshire corporation, be merged with and into this Corporation; that the Corporation shall be the surviving corporation in the merger; that effective upon the merger, all outstanding shares of M.G.M. Computer, Inc. shall be cancelled and that all of the estate, property, rights, privileges, powers and franchises of M.G.M. Computer, Inc. be vested in, and held and enjoyed by, this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by M.G.M. Computer, Inc. in its name; and be it further

RESOLVED, that the Certificate of Incorporation of this Corporation shall remain the Certificate of Incorporation of the surviving corporation; and be it further

RESOLVED, that this Corporation, as the sole shareholder of all outstanding shares of M.G.M. Computer, Inc., hereby waives the requirement of mailing of the plan of merger pursuant to Section 76 of the New Hampshire Business Corporation Act; and be it further

RESOLVED, that this Corporation assumes all of the liabilities and obligations of M.G.M. Computer, Inc.; and be it further

RESOLVED, that in connection with said merger, the President and Secretary of the Corporation be, and they hereby are, authorized and directed to execute and file a Certificate of Ownership and Merger with the Secretary of State of Delaware and Articles of Merger with the Secretary of State of New Hampshire and any and all other documents required or desirable in connection with the merger, in the name and on behalf of the Corporation; and be it further

RESOLVED, that the Corporation hereby: (a) agrees that it may be served with process in the State of New Hampshire in any proceeding for the enforcement of any obligation of the domestic subsidiary corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of the domestic subsidiary corporation against the surviving corporation; (b) irrevocably appoints the Secretary of State of New Hampshire as its agent to accept service of process in any such proceeding; and (c) agrees that it will promptly pay to the dissenting shareholders of such domestic corporation the amount, if any, to which they shall be entitled under the provisions of the New Hampshire

1426C

Business Corporation Act with respect to the rights of dissenting shareholders; and be it further

RESOLVED, that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions shall be April 30, 1989, and that, insofar as the General Corporation Law of the State of Delaware shall govern the same, said time shall be the effective merger time.

IN WITNESS WHEREOF, the undersigned have executed this, Certificate of Ownership and Merger the 31st day of March, 1989, affirming that the statements made herein are true and correct under the penalties of perjury.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

By:
Monroe G. Milstein, President

Attest:

Henrietta Milstein, Secretary

1426C

•

The Board of Directors of BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a Corporation of Delaware, on this 17TH day of MAY, A.D. 1990, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 1409 FOULK RD. FOULKSTONE PLAZA SUITE 102 Street, in the City of WILMINGTON County of New Castle Zip Code 19803.

•

The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served is DELAWARE CORPORATE MANAGEMENT, INC. 1409 FOULK RD. FOULKSTONE PLAZA SUITE 102 WILMINGTON, DEL 19803

•

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a Corporation of Delaware does hereby that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

•	In WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its President and Attested by its Secretary the _ day of , A.D., 19

By
President

ATTEST
Secretary

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Burlington Coat Factory Warehouse Corporation.

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH: I, thereof and by substituting in lieu of said Article FOURTH: I. the following new Article FOURTH: I.:

“FOURTH: I. The total number of shares of stock which the Corporation shall have authority to issue is 105,000,000 shares of which 100,000,000 shares, par value $1.00 per share, shall be of a class designated “Common Stock” and of which 5,000,000 shares, par value $1.00 per share, shall be designated “Preferred Stock.”

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General corporation Law of the State of Delaware.

Signed and attested to on November 10, 1992.

Monroe G. Milstein, President

Attest:

Henrietta Milstein, Secretary

CERTIFICATE OF CHANGE OF LOCATION OF

REGISTERED OFFICE AND/OR REGISTERED AGENT

OF

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

The Board of Directors of BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a Corporation of Delaware, on this 24TH day of FEBRUARY, A.D. 1998, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is ROUTE 273 + CHAPMAN RD. Street, in the City of CHRISTIANA, County of NEW CASTLE Zip Code 19702.

The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served in EVANNE EHRHART C/O BURLINGTON COAT FACTORY.

The BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its President and Attested by Its Secretary, the 24TH day of FEBRUARY A.D., 1998.

BY:
President/C.E.O.
MONROE G. MILSTEIN
PHONE # 609-387-7800
PRES./C.E.O.

ATTEST:
Asst Secretary
ANDREW BROOKMAN
Fax # 609-387-9011
ASST. SECRETARY

CERTIFICATE OF OWNERSHIP AND MERGER

OF

TIBI CORP.

(a Delaware corporation)

INTO

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

(a Delaware corporation)

It is hereby certified that:

1. Burlington Coat Factory Warehouse Corporation (the “Corporation”) is a business corporation of the State of Delaware.

2. The Corporation is the owner of all of the outstanding shares of the stock of Tibi Corp. (“Tibi”) , which is also a business corporation of the State of Delaware.

3. On May 12, 1998, the Board of Directors of the Corporation adopted the following resolutions to merge Tibi into the Corporation.

RESOLVED, that Tibi be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Tibi be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Tibi in its name.

RESOLVED, that this Corporation shall assume all of the obligations of Tibi.

RESOLVED, that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

IN WITNESS WHEREOF, this Certificate of Ownership and Merger is hereby signed for and on behalf of Burlington Coat Factory Warehouse Corporation by its President, who does hereby acknowledge that the said Certificate of Ownership and Merger is the act of said Corporation, and who does hereby state under the penalties for perjury that the matters and facts set forth herein with respect to authorization and approval of said merger are true in all material respects to the best of his knowledge, information, and belief.

Executed on this 12th day of May, 1998.

Burlington Coat Factory
Warehouse Corporation

By:
Name: Monroe G. Milstein
Title: President

CERTIFICATE OF CHANGE OF LOCATION OF

REGISTERED OFFICE AND REGISTERED AGENT

OF

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

The undersigned corporation hereby certifies as follows:

FIRST: The name of the corporation is:

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

SECOND: The address of the new registered office shall be 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901.

THIRD: The name of the new registered agent is United Corporate Services, Inc.

FOURTH: The aforesaid changes were duly authorized by the appropriate resolutions adopted by the Board of Directors at a meeting thereof.

IN WITNESS WHEREOF, I have hereunto signed my name this twenty-sixth day of February, 2003.

BURLINGTON COAT FACTORY
WAREHOUSE CORPORATION

/S/ PAUL TANG
Paul Tang, Executive Vice President

CERTIFICATE OF MERGER

OF

BCFWC MERGERSUB, INC.

INTO

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

Burlington Coat Factory Warehouse Corporation (“Burlington”), a corporation organized and existing under the laws of Delaware,

DOES HEREBY CERTIFY:

FIRST: That Burlington and BCFWC Mergersub, Inc. (together, the “Constituent Corporations”) are both incorporated under the laws of Delaware.

SECOND: That an agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation is Burlington Coat Factory Warehouse Corporation.

FOURTH: That the Certificate of Incorporation of the surviving corporation shall be amended in its entirety as set forth on Exhibit A attached hereto.

FIFTH: That the executed agreement of merger is on file at an office of the surviving corporation. The address of such office of the surviving corporation is 1830 Route 130, Burlington, New Jersey 08016.

SIXTH: That a copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any Constituent Corporation.

NY Certificate of Merger - Burlington Coat Factory

IN WITNESS WHEREOF, Burlington Coat Factory Warehouse Corporation has caused this Certificate of Merger to be signed by the undersigned on its behalf as of this 13th day of April, 2006.

BURLINGTON COAT FACTORY
WAREHOUSE CORPORATION

By:
Name: Paul Tang
Title: Secretary

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Exhibit A

CERTIFICATE OF INCORPORATION

OF

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

ARTICLE ONE

The name of the Corporation is Burlington Coat Factory Warehouse Corporation, (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the state of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE FOUR

Section 1. Authorized Shares The total number of shares of capital stock which the Corporation has authority to issue is 11,000 shares, consisting of:

(a) 1,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”); and

(b) 10,000 shares of Common Stock, par value $1.00 per share (“Common Stock”).

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

Section 2. Preferred Stock The Preferred Stock may be issued from time to time and in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights (including voting rights), and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any such series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing

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the number of shares of such series of Preferred Stock subject to the requirements of applicable law.

Section 3. Common Stock

(a) Dividends Except as otherwise provided by the Delaware General Corporation Law or this Restated Certificate of Incorporation (this “Certificate of Incorporation”), the holders of Common Stock: (i) subject to the rights of holders of any series of Preferred Stock, shall share ratably, on a per share basis, in all dividends and other distributions payable in cash, securities or other property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; and (ii) are subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as provided herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Section 2 of this Article Four.

(b) Conversion Rights The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.

(c) Voting Rights Except as otherwise provided by the Delaware General Corporation Law or this Certificate of Incorporation and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

(d) Liquidation Rights In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation’s debts and subject to the rights of the holders of shares of Preferred Stock upon such dissolution, liquidation or winding up, the remaining net assets of the Corporation shall be distributed among holders of shares of Common Stock ratably on a per share basis. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section 3(d).

(e) Registration or Transfer The Corporation shall keep or cause to be kept at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates

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4

shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

(f) Replacement Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

(g) Notices All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

(h) Fractional Shares In no event will holders of fractional shares be required to accept any consideration in exchange for such shares other than consideration which all holders of Common Stock are required to accept.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.

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ARTICLE SEVEN

Section 1. Limitation of Liability

(a) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification or exculpation rights than permitted prior thereto), and except as otherwise provided in the Corporation’s By-laws, no current Director of the Corporation or any Director of the Corporation prior to the date of this Restated Certificate of Incorporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

(b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Section 2. Right to Indemnification Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she was the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article Seven with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 2 of this Article Seven shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of Directors and officers.

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Section 3. Procedure for Indemnification Any indemnification of a Director or officer of the Corporation or advance of expenses under Section 2 of this Article Seven shall be made promptly, and in any event within thirty days, upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article Seven is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article Seven shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 2 of this Article Seven shall be the same procedure set forth in this Section 3 for Directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

Section 4. Insurance The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

Section 5. Service for Subsidiaries Any person serving as a Director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for this Article Seven) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 6. Reliance Persons who after the date of the adoption of this provision become or remain Directors or officers of the Corporation or who, while a Director, officer or other employee of the Corporation, become or remain a Director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article Seven in entering into or continuing such

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service. The rights to indemnification and to the advance of expenses conferred in this Article Seven shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 7. Non-Exclusivity of Rights The rights to indemnification and to the advance of expenses conferred in this Article Seven shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate or under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

Section 8. Merger or Consolidation For purposes of this Article Seven, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Seven with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

Section 9. Savings Clause If this Article Seven or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under Section 2 of this Article Seven as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, Employment Retirement Income Security Act of 1974 excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article Seven to the full extent permitted by any applicable portion of this Article Seven that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE EIGHT

Section 1. Certain Acknowledgments In recognition and anticipation that: (i) the partners, principals, directors, officers, members, managers and/or employees of Bain Capital Fund VIII, L.P. (“Bain”) may serve as directors and/or officers of the Corporation, (ii) Bain may engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) that the Corporation and its subsidiaries may engage in material business transactions with Bain and that the Corporation is expected to benefit therefrom, the provisions of this Article Eight are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Bain and its partners, principals, directors, officers, members, managers and/or employees, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

Section 2. Competition and Corporate Opportunities Bain shall not have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of

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business as the Corporation or any of its subsidiaries. In the event that Bain acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and the Corporation or any of its subsidiaries, neither the Corporation nor any of its subsidiaries shall have any expectancy in such corporate opportunity, and Bain shall not have any duty to communicate or offer such corporate opportunity to the Corporation or any of its subsidiaries and may pursue or acquire such corporate opportunity for itself or direct such corporate opportunity to another person.

Section 3. Allocation of Corporate Opportunities In the event that a Director or officer of the Corporation who is also a partner, principal, Director, officer, member, manager and/or employee of Bain acquires knowledge of a potential transaction or matter which may be a corporate opportunity for the Corporation or any of its subsidiaries and Bain, neither the Corporation nor any of its subsidiaries shall have any expectancy in such corporate opportunity unless such corporate opportunity is expressly offered to such person in his or her capacity as a Director or officer of the Corporation.

Section 4. Certain Matters Deemed Not Corporate Opportunities In addition to and notwithstanding the foregoing provisions of this Article Eight, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

Section 5. Agreements and Transactions with Bain In the event that Bain enters into an agreement or transaction with the Corporation or any of its subsidiaries, a Director or officer of the Corporation who is also a partner, principal, Director, officer, member, manager and/or employee of Bain, as applicable, shall have fully satisfied and fulfilled the fiduciary duty of such Director or officer to the Corporation and its stockholders with respect to such agreement or transaction, if:

(a) At the time the parties entered into the transaction, such agreement or transaction was fair to the Corporation of subsidiary thereof, and was made on terms that were no less favorable to the Corporation than could have been obtained from a bona-fide third party; and either

(b) (i) The agreement or transaction was approved, after being made aware of the material facts of the relationship between each of the Corporation or subsidiary thereof and Bain and the material terms and facts of the agreement or transaction, by (A) an affirmative vote of a majority of the members of the Board of Directors of the Corporation who are not persons or entities with a material financial interest in the agreement or transaction (“Interested Persons”) or (B) an affirmative vote of a majority of the members of a committee of the Board of Directors of the Corporation consisting of members who are not Interested Persons; or

(ii) The agreement or transaction was approved by an affirmative vote of a majority of the shares of the Corporation’s Common Stock entitled to vote, excluding Bain and any Interested Person; provided that if no Common Stock is then outstanding a majority of the voting power of the Corporation’s capital stock entitled to vote, excluding Bain and any other Interested Person, as applicable.

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Section 6. Amendment of this Article. Notwithstanding anything to the contrary elsewhere contained in this Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of all shares of Common Stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article Eight.

Section 7. Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice or and to have consented to the provisions of this Article Eight.

ARTICLE NINE

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE TEN

The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

ARTICLE ELEVEN

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or any creditor or stockholder thereof or on the application of a receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors, and/or the shareholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

* * * * * *

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STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of Burlington Coat Factory Warehouse Corporation, a Delaware Corporation, on this 26th day of September, A.D. 2006, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 6th day of October, A.D., 2006.

By:
Authorized Officer

Name:	Ryan N. Kenigsberg
Print or Type

Title:	Assistant Secretary

DE023 - 08/23/2005 C T System Online

STATE OF DELAWARE CERTIFICATE OF OWNERSHIP

CERTIFICATE OF OWNERSHIP

MERGING

C.F.B., INC.

INTO

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Burlington Coat Factory Warehouse Corporation, a corporation incorporated on the 20th day of April, 1983 (“BCFWC”) pursuant to the provisions of the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that BCFWC owns all of the capital stock of C.F.B., Inc., a corporation incorporated on the 6th day of July, 1984 (“CFB”), pursuant to the provisions of the General Corporation Law of the State of Delaware and that BCFWC, by a resolution of its Board of Directors duly adopted at a meeting held on the 21st day of May, 2008, determined to and did merge CFB into itself, which resolution is in the following words to wit:

WHEREAS, Burlington Coat Factory Warehouse Corporation (“BCFWC”) lawfully owns all of the outstanding stock of C.F.B., Inc. (“CFB”), a corporation organized and existing under the laws of the General Corporation Law of the State of Delaware; and

WHEREAS BCFWC desires to merge CFB into itself and to be possessed of all the estate, property, rights, privileges and franchises of CFB.

NOW, THEREFORE, BE IT RESOLVED, that BCFWC merge CFB into itself and assumes all of its obligations, and be it

FURTHER RESOLVED, that an authorized officer of BCFWC be and he or she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge CFB and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and be it

FURTHER RESOLVED, that the officers of BCFWC be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this Certificate to be signed by an authorized officer this 30th day of May, 2008.

By:

Name:	Paul C. Tang
Title:	Executive Vice President, General Counsel and Secretary

STATE OF DELAWARE CERTIFICATE OF OWNERSHIP

CERTIFICATE OF OWNERSHIP

MERGING

C.L.B., INC.

INTO

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Burlington Coat Factory Warehouse Corporation, a corporation incorporated on the 20th day of April, 1983 (“BCFWC”) pursuant to the provisions of the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that BCFWC owns all of the capital stock of C.L.B., Inc., a corporation incorporated on the 6th day of July, 1984 (“CLB”), pursuant to the provisions of the General Corporation Law of the State of Delaware and that BCFWC, by a resolution of its Board of Directors duly adopted at a meeting held on the 21st day of May, 2008, determined to and did merge CLB into itself, which resolution is in the following words to wit;

WHEREAS, Burlington Coat Factory Warehouse Corporation (“BCFWC”) lawfully owns all of the outstanding stock of C.L.B., Inc. (“CLB”), a corporation organized and existing under the laws of the General Corporation Law of the State of Delaware; and

WHEREAS BCFWC desires to merge CLB into itself and to be possessed of all the estate, property, rights, privileges and franchises of CLB.

NOW, THEREFORE, BE IT RESOLVED, that BCFWC merge CLB into itself and assumes all of its obligations, and be it

FURTHER RESOLVED, that an authorized officer of BCFWC be and he or she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge CLB and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and be it

FURTHER RESOLVED, that the officers of BCFWC be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent corporation has Caused its corporate seal to be affixed and this Certificate to be signed by an authorized officer this 30th day of May, 2008.

By:

Name:	Paul C. Tang
Title:	Executive Vice President, General Counsel and Secretary

STATE OF DELAWARE CERTIFICATE OF OWNERSHIP

CERTIFICATE OF OWNERSHIP

MERGING

BURLINGTON COAT FACTORY PURCHASING, INC.

INTO

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

(Pursuant to Section 253 of the General Corporation Law of Delaware)

Burlington Coat Factory Warehouse Corporation, a corporation incorporated on the 20th day of April, 1983 (“BCFWC”) pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that BCFWC owns all of the capital stock of Burlington Coat Factory Purchasing, Inc., a corporation incorporated on the 6th day of March, 2006 (“Purchasing”) pursuant to the provisions of the General Corporation Law of the State of Delaware and that BCFWC, by a resolution of its Board of Directors duly adopted on the 13th day of May, 2009, determined to and did merge Purchasing into itself, which resolution is in the following words to wit:

WHEREAS, Burlington Coat Factory Warehouse Corporation (“BCFWC”) lawfully owns all of the outstanding stock of Burlington Coat Factory Purchasing, Inc. (“Purchasing”), a corporation organized and existing under the laws of the General Corporation Law of the State of Delaware; and

WHEREAS, BCFWC desires to merge Purchasing into itself and to be possessed of all the estate, property, rights, privileges and franchises of Purchasing.

NOW, THEREFORE, BE IT RESOLVED, that BCFWC merge Purchasing into itself and assumes all of its obligations, and be it

FURTHER RESOLVED, that an authorized officer of BCFWC be and he or she is hereby directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge Purchasing and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County; and be it

FURTHER RESOLVED, that the officers of BCFWC be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, BCFWC has caused its corporate seal to be affixed and this Certificate to be signed by an authorized officer this 13th day of May, 2009.

By:	/s/ Paul C. Tang
Name:	Paul C. Tang
Title:	Executive Vice President, General Counsel and Secretary